FOR IMMEDIATE RELEASE
May 3, 2007

For further information contact:
Craig Montanaro
Senior Vice President,
Director of Strategic Planning
Kearny Financial Corp.
(973) 244-4510

                             KEARNY FINANCIAL CORP.
                  REPORTS THIRD QUARTER 2007 OPERATING RESULTS

Fairfield, New Jersey, May 3, 2007 - Kearny Financial Corp. (NASDAQ GSM: KRNY) (the "Company"), the holding company of Kearny Federal Savings Bank (the "Bank"), today reported net income for the quarter ended March 31, 2007 of $242,000. The results represent a decrease of $305,000 compared to net income of $547,000 for the quarter ended December 31, 2006 and a decrease of $2.2 million compared to net income of $2.4 million for the quarter ended March 31, 2006. Net income for the nine months ended March 31, 2007 was $1.7 million, a decrease of $6.0 million from $7.7 million for the nine months ended March 31, 2006.

Kearny Federal Savings Bank operates from its administrative headquarters in Fairfield, New Jersey, and 26 retail branch offices located in Bergen, Hudson, Passaic, Morris, Middlesex, Essex, Union and Ocean Counties, New Jersey. At March 31, 2007, Kearny Financial Corp. had total assets, deposits and stockholders' equity of $2.01 billion, $1.47 billion and $473.6 million, respectively.

The following is an overview of the Company's financial results for the quarter ended March 31, 2007:

Net Interest Income
-------------------

Net interest income during the quarter ended March 31, 2007 was $11.3 million, an increase of $70,000 or 0.6%, compared to net interest income of $11.2 million during the quarter ended December 31, 2006 and a decrease of $1.4 million or 11.0%, compared to net interest income of $12.7 million during the quarter ended March 31, 2006. The Bank's net interest margin for the quarter ended March 31, 2007 was 2.43%, compared to 2.39% for the quarter ended December 31, 2006 and 2.68% for the quarter ended March 31, 2006. The increase in net interest income between linked quarters resulted from a modest increase in interest income and no change in interest expense. The decrease in net interest income year-over-year resulted from a considerable increase in the Bank's cost of deposits partially offset by an increase in interest income.

Interest income increased $71,000 or 0.3%, to $24.2 million during the quarter ended March 31, 2007 compared to $24.1 million during the quarter ended December 31, 2006 and increased $1.7 million or 7.6%, compared to $22.5 million during the quarter ended March 31, 2006. Interest expense remained unchanged at $12.9 million between linked quarters and increased $3.1 million or 31.6%, year-over-year from $9.8 million for the quarter ended March 31, 2006.

Interest income from loans increased $583,000 to $11.7 million during the quarter ended March 31, 2007, compared to $11.1 million during the quarter ended December 31, 2006 and increased $2.6 million compared to $9.1 million during the quarter ended March 31, 2006. Management continued to focus on increasing the Bank's loan portfolio while reducing its dependence on securities to generate interest income. Loans receivable represented 43.8%, 41.2% and 34.6% of average interest-earning assets for the quarters ended March 31, 2007, December 31, 2006 and March 31, 2006, respectively. By comparison, the securities portfolio constituted 42.3%, 45.3% and 56.3% of average interest-earning assets for the quarters ended March 31, 2007, December 31, 2006 and March 31, 2006, respectively.

Interest income from mortgage-backed securities, securities and other interest-earning assets decreased $512,000 to $12.5 million during the quarter ended March 31, 2007, compared to $13.0 million during the quarter ended
December 31, 2006 and decreased $848,000 from $13.3 million for the quarter ended March 31, 2006. The decrease between linked quarters was due to shrinkage in the portfolio as well as two fewer days in the current quarter compared to the prior quarter, which reduced interest income from cash equivalents. Year-over-year, the decrease resulted from a significant reduction in the securities portfolio. The Bank's yield on average interest-earning assets for the quarter ended March 31, 2007 was 5.22%, compared to 5.14% for the quarter ended December 31, 2006 and 4.75% for the quarter ended March 31, 2006.

Interest expense from deposits increased $54,000 to $12.2 million for the quarter ended March 31, 2007, from $12.1 million for the quarter ended December 31, 2006 compared to an increase of $3.4 million from $8.8 million for the quarter ended March 31, 2006. An accelerating increase in the Bank's cost of deposits year-over-year, slowed during the linked quarters as the intense competition on the pricing of certificates of deposit eased. More realistic pricing of deposits in the marketplace, commensurate with yields available on loans and securities in the current interest rate environment may begin to relieve pressure on the Bank's net interest margin. There were decreases in interest expense attributed to borrowings from the Federal Home Loan Bank of $53,000 and $251,000 between linked quarters and year-over-year, respectively, due primarily to the repayment of a $5.0 million advance during the prior quarter and overnight borrowings on the Bank's books during the first two months of the comparative quarter. There were no overnight borrowings during the current or linked quarters. The Bank's cost of average interest-bearing liabilities for the quarter ended March 31, 2007 was 3.52%, compared to 3.48% for the quarter ended December 31, 2006 and 2.63% for the quarter ended March 31, 2006.

Non-interest Income
-------------------

Non-interest income attributed to fees, service charges and miscellaneous income decreased $40,000 or 6.5%, to $580,000 for the quarter ended March 31, 2007 compared to $620,000 for the quarter ended December 31, 2006. The decrease in non-interest income between linked quarters resulted from lower fees and service charges from operations and the Bank's retail branch network, partially offset by an increase in miscellaneous income. Management plans to introduce an overdraft privilege program for the Bank's retail customers in May 2007 as a way of increasing fee income. Non-interest income for the quarter ended March 31, 2007 decreased $12,000 or 2.0%, to $580,000 compared to $592,000 for the quarter ended March 31, 2006 due to lower fees and service charges from operations and the Bank's retail branch network, partially offset by an increase in miscellaneous income year-over-year.

There was a loss on sale of securities during the quarter ended March 31, 2007 of $97,000 compared to gains of $152,000 and $937,000 recorded during the quarters ended December 31, 2006 and March 31, 2006, respectively.

Non-interest Expense
--------------------

Non-interest expense increased $101,000 or 0.9%, to $11.3 million during the quarter ended March 31, 2007 compared to $11.2 million during the quarter ended December 31, 2006. Non-interest expense decreased $117,000 or 1.0% year-over-year, from $11.4 million during the quarter ended March 31, 2006.

During the quarter ended March 31, 2007 compared to the quarter ended December 31, 2006, salaries and employee benefits and net occupancy expense of premises increased $324,000 and $54,000, respectively. Advertising expense, directors' compensation and miscellaneous expense decreased $47,000, $17,000 and $213,000, respectively between linked quarters. The increase in salaries and employee benefits was due primarily to normal salary increases that took effect in January 2007. The decrease in miscellaneous expense was attributed primarily to decreases in legal expense of $124,000 and audit and accounting expense of $73,000. Legal expense had increased in the linked quarter due to ongoing evaluation and implementation of growth and diversification strategies relating to execution of the Company's business plan. Audit and accounting expense decreased due to lower costs associated with Sarbanes-Oxley Act compliance.

In a Form 8-K filed April 19, 2007, the Company reported that the Board of Directors of the Bank approved, effective July 1, 2007, "freezing" all future benefit accruals under the Kearny Federal Savings Bank Pension Plan, a non-contributory defined benefit pension plan. This action also includes "freezing" the benefit accruals under the Benefits Equalization Plan related to the defined benefit pension plan. These actions are intended to provide the Company with additional flexibility in managing the costs associated with the benefit plans while still preserving all retirement plan participants' earned and vested benefits.

The decrease in non-interest expense during the quarter ended March 31, 2007 compared to the quarter ended March 31, 2006 resulted primarily from decreases in equipment expense, directors' compensation and miscellaneous expense of $76,000, $87,000 and $132,000, respectively. Those decreases were partially offset by higher salaries and employee benefits, net occupancy expense of premises and advertising expense of $106,000, $59,000 and $9,000, respectively.

Loans and Asset Quality
-----------------------

Loans receivable, net of deferred fees and costs and the allowance for loan losses, increased $24.0 million, or 3.0%, to $817.7 million at March 31, 2007 from $793.7 million at December 31, 2006. Total loans increased to $822.0 million at March 31, 2007 from $798.1 million at December 31, 2006. There were increases of $21.0 million in one-to-four family first mortgage loans and $1.4 million in multi-family mortgages. Home equity loans and home equity lines of credit increased $2.0 million and $460,000, respectively. All other loan categories decreased in the aggregate $951,000, with commercial loans reporting the largest decrease at $797,000.

The provision for loan losses decreased $18,000 to $101,000 during the quarter ended March 31, 2007, as compared to $119,000 during the quarter ended December 31, 2006. The provisions during both quarters resulted primarily from growth in the loan portfolio. Asset quality continued to be strong as non-performing loans were $1.1 million or 0.13% of total loans at March 31, 2007; though not as good as the $639,000 or 0.08% of total loans reported at December 31, 2006. The allowance for loan losses as a percentage of total loans outstanding was 0.71% at March 31, 2007 and 0.72% at December 31, 2006, reflecting allowance balances of $5.9 million and $5.8 million, respectively. The linked quarter included a recovery of $27,000.

Securities
----------

The amortized cost of mortgage-backed securities available for sale decreased by $1.2 million or 0.2% to $668.6 million at March 31, 2007, from $669.8 million at December 31, 2006, with principal repayments and interest used to fund loan originations during the quarter.

The amortized cost of securities available for sale, decreased by $25.7 million or 22.0%, to $91.3 million at March 31, 2007 compared to $117.0 million at December 31, 2006. During the quarter, management continued to liquidate the municipal bond portfolio selling bonds with a par value of $25.7 million, recording a loss of $97,000. During the linked quarter, management sold municipal bonds with a par value of $105.9 million, recording a gain of $152,000. A decline in pre-tax income reduces the advantage of holding tax-exempt instruments and the portfolio's yield continues to be substantially below market.

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents, consisting primarily of interest-bearing deposits in other banks, decreased $8.4 million or 2.9% to $277.5 million at March 31, 2007, from $285.9 million at December 31, 2006. To the extent that the Bank does not need the funds for loan originations, management expects to maintain liquidity at an elevated level as long as the Treasury yield curve remains inverted or flat in order to take advantage of the high short term interest rates resulting from the current yield curve.

Deposits
--------

Deposits decreased $13.4 million or 0.9% to $1.47 billion at March 31, 2007, from $1.48 billion at December 31, 2006. During the quarter, interest-bearing demand deposits grew, particularly tiered money market deposit accounts and non-interest-bearing demand accounts, which increased $8.5 million and $705,000, respectively. Certificates of deposit and savings deposits decreased $17.7 million and $4.8 million, respectively. Beginning in the quarter ending June 30, 2007, certificates of deposit with expensive promotional interest rates begin to mature. Management expects to retain a significant percentage of the maturing accounts due to the expectation of more realistic deposit pricing in the marketplace. However, the Bank's current substantial liquidity position should help management deal with any deposit attrition.

Federal Home Loan Bank Advances
-------------------------------

Federal Home Loan Bank advances decreased $155,000 or 0.3% to $55.6 million at March 31, 2007, from $55.8 million at December 31, 2006. The reduction in borrowings resulted from scheduled principal payments on amortizing advances.

Capital Management
------------------

During the quarter ended March 31, 2007, stockholders' equity increased $2.3 million or 0.5%, to $473.6 million from $471.3 million at December 31, 2006. The increase was primarily the result of a $1.8 million increase in accumulated other comprehensive income plus net income recorded in the quarter, the release of $549,000 of unearned Employee Stock Ownership Plan shares and $825,000 of restricted stock plan shares and an adjustment to equity of $498,000 for expensing stock options. The increase in stockholders' equity was partially offset by an increase in treasury stock due to the purchase of 52,500 shares of Company common stock at a cost of $771,000 and a cash dividend declared for payment to minority shareholders in the quarter ending June 30, 2007.

In January 2007, with regulatory approval, the Bank paid a $15.0 million cash dividend to the Company.

The Bank's ratio of tangible equity to tangible assets was 18.83% at March 31, 2007. The Tier 1 capital ratio was 43.80%, far in excess of the 6.00% level required by the Office of Thrift Supervision to be classified "well-capitalized" under regulatory guidelines.

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to factors discussed in documents filed by Kearny Financial Corp. with the Securities and Exchange Commission from time to time. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

KEARNY FINANCIAL CORP.
FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data, Unaudited)


                                                          March 31,      December 31,
                                                            2007             2006
                                                            ----             ----
Balance Sheet Data:
Assets                                                   $2,007,739      $2,018,030
Net loans receivable                                        817,698         793,663
Mortgage-backed securities available for sale               663,487         661,898
Securities available for sale                                90,882         116,468
Cash and cash equivalents                                   277,485         285,919
Goodwill                                                     82,263          82,263
Deposits                                                  1,466,706       1,480,074
Federal Home Loan Bank advances                              55,646          55,801
Total stockholders' equity                                  473,587         471,281


                                                                 For the Three Months Ended
                                                          ------------------------------------------
                                                          March 31,        December 31,    March 31,
                                                            2007              2006           2006
                                                            ----              ----           ----
Summary of Operations:
Interest income                                            $ 24,158        $ 24,087        $ 22,456
Interest expense                                             12,904          12,903           9,764
                                                           --------        --------        --------
Net interest income                                          11,254          11,184          12,692
Provision for loan losses                                       101             119             106
                                                           --------        --------        --------
Net interest income after provision for loan losses          11,153          11,065          12,586
Non-interest income, excluding gain (loss)
  on sale of securities                                         580             620             592
Gain (loss) on sale of securities                               (97)            152             937
Non-interest expense                                         11,302          11,201          11,419
                                                           --------        --------        --------
Income before taxes                                             334             636           2,696
Provision for income taxes                                       92              89             250
                                                           --------        --------        --------
Net income                                                 $    242        $    547        $  2,446
                                                           ========        ========        ========

Per Share Data:
Net income per share - basic                                  $0.00           $0.01           $0.03
Net income per share - diluted                                $0.00           $0.01           $0.03
Weighted average number of common shares
  outstanding - basic                                        69,012          69,258          70,918
Weighted average number of common shares
  outstanding - diluted                                      69,293          69,753          71,034

Per Share Data:
Cash dividends per share (1)                                  $0.05           $0.05           $0.05
Dividend payout ratio (2)                                    396.69%         164.72%          40.60%

(1)  Represents dividends declared per common share.
(2)  Represents dividends declared per common share divided by net income.

                                                                            At the Three Months Ended
                                                                 -------------------------------------------------
                                                                 March 31,          December 31,         March 31,
                                                                   2007                2006                2006
                                                                   ----                ----                ----
Per Share Data:
Closing price as reported by NASDAQ                               $14.38               $16.06             $13.73
Book Value                                                        $ 6.61               $ 6.58             $ 6.76
Tangible Book Value                                               $ 5.46               $ 5.42             $ 5.62


                                                                            For the Three Months Ended
                                                                 -------------------------------------------------
                                                                 March 31,          December 31,         March 31,
                                                                   2007                2006                2006
                                                                   ----                ----                ----
Performance Ratios:
Return on average assets                                           0.05%                0.11%              0.48%
Return on average equity                                           0.21%                0.46%              1.98%
Net interest rate spread (1)                                       1.70%                1.65%              2.11%
Net interest margin (2)                                            2.43%                2.39%              2.68%
Average interest-earning assets to average
  interest-bearing liabilities                                   126.23%              126.61%            127.54%
Efficiency ratio (Net of gain on sale of securities)              95.50%               94.89%             85.96%
Non-interest expense to average assets                             2.25%                2.21%              2.23%

(1) Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(2)  Net interest income divided by average interest-earning assets.


                                                                            At or for the Three Months Ended
                                                                 -------------------------------------------------
                                                                 March 31,          December 31,         March 31,
                                                                   2007                2006                2006
                                                                   ----                ----                ----
Asset Quality Ratios:(1)
Non-performing loans to total loans                                0.13%                0.08%              0.21%
Non-performing assets to total assets                              0.06%                0.04%              0.07%
Net charge-offs to average loans outstanding                       0.00%                0.00%              0.00%
Allowance for loan losses to total loans                           0.71%                0.72%              0.85%
Allowance for loan losses to non-performing loans                553.50%              900.63%            406.11%

(1)  Asset quality ratios are period end ratios unless otherwise noted.


                                                                            At or for the Three Months Ended
                                                                 -------------------------------------------------
                                                                 March 31,          December 31,         March 31,
                                                                   2007                2006                2006
                                                                   ----                ----                ----
Capital Ratios:
Average equity to average assets                                  23.44%               23.42%              24.16%
Equity to assets at period end                                    23.59%               23.35%              24.32%
Tangible equity to tangible assets at period end                  20.45%               20.29%              21.51%

                                                                For the Three Months Ended
                                                        ------------------------------------------
                                                         March 31,      December 31,     March 31,
                                                           2007            2006            2006
                                                           ----            ----            ----
Average Balances:
Loans receivable                                        $  811,445      $  772,089      $  655,033
Mortgage-backed securities available for sale              669,988         675,301         713,637
Securities available for sale                              112,785         173,556         351,926
Other interest-earning assets                              258,371         254,313         171,484
                                                        ----------      ----------      ----------
        Total interest earning assets                    1,852,589       1,875,259       1,892,080
Non-interest-earning assets                                154,985         154,691         154,383
                                                        ----------      ----------      ----------
        Total assets                                    $2,007,574      $2,029,950      $2,046,463
                                                        ==========      ==========      ==========

Interest-bearing deposits                               $1,411,882      $1,422,895      $1,407,379
FHLB advances                                               55,698          58,189          76,095
                                                        ----------      ----------      ----------
        Total interest-bearing liabilities               1,467,580       1,481,084       1,483,474
Non-interest-bearing liabilities                            69,425          73,514          68,532
Stockholders' equity                                       470,569         475,352         494,457
                                                        ----------      ----------      ----------
        Total liabilities and stockholders' equity      $2,007,574      $2,029,950      $2,046,463
                                                        ==========      ==========      ==========


                                                                For the Three Months Ended
                                                        ------------------------------------------
                                                         March 31,      December 31,     March 31,
                                                           2007            2006            2006
                                                           ----            ----            ----
Spread and Margin Analysis:
Average yield on:
  Loans receivable                                           5.75%           5.74%          5.56%
  Mortgage-backed securities available for sale              4.83%           4.78%          4.63%
  Securities available for sale                              4.17%           4.07%          3.67%
  Other interest-earning assets                              5.00%           4.98%          4.35%
Average cost of:
  Interest-bearing deposits                                  3.44%           3.40%          2.49%
  FHLB advances                                              5.41%           5.55%          5.28%
Net interest rate spread                                     1.70%           1.65%          2.11%
Net interest margin                                          2.43%           2.39%          2.68%
Average interest-earning assets to average
  interest-bearing liabilities                             126.23%         126.61%        127.54%

                                                                  For the Nine Months Ended
                                                                  -------------------------
                                                                  March 31,       March 31,
                                                                    2007            2006
                                                                    ----            ----
Summary of Operations:
Interest income                                                   $ 71,529         $ 66,422
Interest expense                                                    37,403           28,429
                                                                  --------         --------
Net interest income                                                 34,126           37,993
Provision for loan losses                                              378              245
                                                                  --------         --------
Net interest income after provision for loan losses                 33,748           37,748
Non-interest income, excluding gain on sale of securities            1,768            1,716
Gain on sale of securities                                              55            1,023
Non-interest expense                                                33,599           30,935
                                                                  --------         --------
Income before taxes                                                  1,972            9,552
Provision for income taxes                                             257            1,816
                                                                  --------         --------
Net income                                                        $  1,715         $  7,736
                                                                  ========         ========

Per Share Data:
Net income per share - basic                                         $0.02            $0.11
Net income per share - diluted                                       $0.02            $0.11
Weighted average number of common shares
  outstanding - basic                                               69,343           71,006
Weighted average number of common shares
  outstanding - diluted                                             69,664           71,051

Per Share Data:
Cash dividends per share (1)                                         $0.15            $0.19
Dividend payout ratio (2)                                           162.62%           49.06%

(1)  Represents dividends declared per common share.
(2)  Represents dividends declared per common share divided by net income.

                                                                            For the Nine Months Ended
                                                                         --------------------------------
                                                                         March 31,              March 31,
                                                                           2007                   2006
                                                                           ----                   ----
Performance Ratios:
Return on average assets                                                   0.11%                 0.50%
Return on average equity                                                   0.48%                 2.07%
Net interest rate spread (1)                                               1.73%                 2.10%
Net interest margin (2)                                                    2.45%                 2.64%
Average interest-earning assets to average
  interest-bearing liabilities                                           126.87%               127.55%
Efficiency ratio (Net of gain on sale of securities)                      93.61%                77.90%
Non-interest expense to average assets                                     2.23%                 1.99%

(1) Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(2)  Net interest income divided by average interest-earning assets.


                                                                            For the Nine Months Ended
                                                                         --------------------------------
                                                                         March 31,              March 31,
                                                                           2007                   2006
                                                                           ----                   ----
Asset Quality Ratios:(1)
Non-performing loans to total loans                                        0.13%                 0.21%
Non-performing assets to total assets                                      0.06%                 0.07%
Net charge-offs to average loans outstanding                               0.00%                 0.00%
Allowance for loan losses to total loans                                   0.71%                 0.85%
Allowance for loan losses to non-performing loans                        553.50%               406.11%

(1)  Asset quality ratios are period end ratios unless otherwise noted.


                                                                            For the Nine Months Ended
                                                                         --------------------------------
                                                                         March 31,              March 31,
                                                                           2007                   2006
                                                                           ----                   ----
Capital Ratios:
Average equity to average assets                                          23.53%                24.09%
Equity to assets at period end                                            23.59%                24.32%
Tangible equity to tangible assets at period end                          20.45%                21.51%









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


                                                      For the Nine Months Ended
                                                      --------------------------
                                                       March 31,       March 31,
                                                         2007            2006
                                                         ----            ----
Average Balances:
Loans receivable                                      $  769,964     $  617,682
Mortgage-backed securities available for sale            676,370        736,964
Securities available for sale                            171,391        442,878
Other interest-earning assets                            242,447        117,880
                                                      ----------     ----------
        Total interest earning assets                  1,860,172      1,915,404
Non-interest-earning assets                              151,659        155,615
                                                      ----------     ----------
        Total assets                                  $2,011,831     $2,071,019
                                                      ==========     ==========

Interest-bearing deposits                             $1,407,851     $1,434,992
FHLB advances                                             58,317         66,721
                                                      ----------     ----------
        Total interest-bearing liabilities             1,466,168      1,501,713
Non-interest-bearing liabilities                          72,366         70,385
Stockholders' equity                                     473,297        498,921
                                                      ----------     ----------
        Total liabilities and stockholders' equity    $2,011,831     $2,071,019
                                                      ==========     ==========

                                                      For the Nine Months Ended
                                                      --------------------------
                                                       March 31,       March 31,
                                                         2007            2006
                                                         ----            ----
Spread and Margin Analysis:
Average yield on:
  Loans receivable                                         5.72%          5.56%
  Mortgage-backed securities available for sale            4.77%          4.57%
  Securities available for sale                            4.07%          3.59%
  Other interest-earning assets                            4.99%          3.95%
Average cost of:
  Interest-bearing deposits                                3.31%          2.39%
  FHLB advances                                            5.51%          5.46%
Net interest rate spread                                   1.73%          2.10%
Net interest margin                                        2.45%          2.64%
Average interest-earning assets to average
  interest-bearing liabilities                           126.87%        127.55%











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